UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2019

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LyondellBasell Tower

1221 McKinney Street, Suite 3200

Houston, Texas 77010

(Address of principal executive offices, including zip code)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On July 31, 2019, Aravive, Inc. (the “Company”) issued a press release announcing that the preliminary efficacy data from their ongoing clinical trial with AVB-500 showed compelling anti-tumor activity in the 12 patients treated from the first cohort of the ongoing Phase 1b portion of the Phase 1b/2 trial of AVB-500 in patients with platinum-resistant recurrent ovarian cancer where response to standard of care chemotherapy alone in patients is typically 10-15 percent.

The open-label, Phase 1b safety lead-in portion of the efficacy and safety study of AVB-500 in patients with platinum-resistant recurrent ovarian cancer enrolled patients into two cohorts, one investigating a combination of AVB-500 with pegylated liposomal doxorubicin (PLD) and the other, a combination of AVB-500 with paclitaxel (PAC). The overall best response rate (ORR) in the AVB-500 combination cohorts to date by investigator determined RECIST v1.1 criteria was greater than response rates observed historically with standard of care chemotherapy alone in this clinical setting. The Company therefore has decided to expand enrollment in the Phase 1b portion of the study, to validate the unanticipated early positive efficacy signal.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release issued by Aravive, Inc. on July 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2019	ARAVIVE, INC. (Registrant)

	By:	/s/ Jay P. Shepard
	Name:	Jay P. Shepard
	Title:	Chief Executive Officer